
COMBINED PRO FORMA STATEMENTS OF INCOME         U S WEST, INC.
(UNAUDITED)
                        ------------1997----------------1998
In millions             Qtr 1 Qtr 2 Qtr 3 Qtr 4  Year  Qtr 1
----------------------- --------------------------------------


OPERATING REVENUES
 Local service          1,231 1,194 1,314 1,277  5,016 1,350
 Interstate access        687   678   663   638  2,666   698
 Intrastate access        200   200   208   153    761   206
 Long-distance network    250   240   231   164    885   201
 Directory services       287   296   296   318  1,197   307
 Other services           212   222   248   272    954   247
                        ------------------------------ ------
Total operating rev.    2,867 2,830 2,960 2,822 11,479 3,009
                        ------------------------------ ------
OPERATING EXPENSES
 Employee-related         926   971 1,018 1,038  3,953 1,006
 Other operating          516   462   539   642  2,159   555
 Taxes other than
  income taxes            112   102   106   108    428   101
 Depreciation & amort     536   539   541   547  2,163   532
                        ------------------------------ ------
Total operating exp.    2,090 2,074 2,204 2,335  8,703 2,194
                        ------------------------------ ------

Operating income          777   756   756   487  2,776   815

Interest expense          168   167   165   167    667   163
Gain on sale of Bellcore    -     -     -    53     53     -
Gains on sales of rural
 telephone exchanges       18    29    30     -     77     -
Other expense              22    17    12    21     72    25
                        ------------------------------ ------
Income before income
  taxes and extra-
  ordinary item           605   601   609   352  2,167   627
Income tax provision      225   226   226   125    802   234
                        ------------------------------ ------
PRO FORMA INCOME
 BEFORE EXTRAORDINARY
 ITEM                     380   375   383   227  1,365   393

Extraordinary item -
 debt refinancing           -     -    (3)    -     (3)    -
                        ------------------------------ ------
PRO FORMA NET INCOME      380   375   380   227  1,362   393
                        ============================== ======



COMBINED PRO FORMA STATEMENTS OF INCOME, (1)    U S WEST, Inc.
CONTINUED (UNAUDITED)

In millions except per  ------------1997----------------1998
  share amounts         Qtr 1   Qtr 2   Qtr 3   Qtr 4   Total   Qtr 1
----------------------- -------------------------------------   ------

Pro forma basic
 average shares
 outstanding            497.7   498.9   499.6   500.2   499.1   501.3
                        =====================================   ======

Pro forma basic
 earnings per share
 before extraordinary
 item                    0.76    0.75    0.77    0.45    2.73    0.78

Extraordinary item          -       -   (0.01)      -   (0.01)     -
                        --------------------------------------  ------
Pro forma basic
 earnings per share      0.76    0.75    0.76    0.45    2.73    0.78
                        ======================================  ======


Pro forma diluted
 average shares
 outstanding            508.7   510.2   507.7   503.7   507.6   505.5
                        ======================================  ======

Pro forma diluted
 earnings per share
 before extraordinary
 item                    0.75   0.74    0.76    0.45     2.71    0.78

Extraordinary item          -     -    (0.01)      -    (0.01)     -
                        --------------------------------------  ------
Pro forma diluted
 earnings per share      0.75   0.74    0.75    0.45     2.70    0.78
                        ======================================  ======


Amounts may not foot due to rounding of individual components.


(1) The separation of U S WEST, Inc. ("Old U S WEST") into two independent companies, U S WEST, Inc. ("New U S WEST") and MediaOne Group, Inc.,(the "Separation") occurred on June 12, 1998 (the "Separation Date"). The 1998 and 1997 pro forma results give effect to the Separation, including the assumption of indebtedness and the issuance of shares in connection with the Dex transaction, as if the Separation had been consummated as of the beginning of the periods indicated.